CORBIN & COMPANY LLP
             Certified Public Accountants and Business Consultants


Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Addison-Davis Diagnostics, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements of Addison-Davis Diagnostics, Inc. (formerly known as QT 5, Inc.) on Form S-8 (File Nos. 333-92236, 333-103208, 333-104740, 333-112079,
333-115652 and 333-121271) of our report, dated August 19, 2004, appearing in this Annual Report on Form 10-KSB of Addison-Davis Diagnostics, Inc. for the year ended June 30, 2005.


                                           /s/ Corbin & Company, LLP
                                             CORBIN & COMPANY, LLP

Irvine, California
September 29, 2005


            2603 Main Street, Suite 600 o Irvine, California 92614 o
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